UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2014

GENUFOOD ENERGY ENZYMES CORP.

(Exact name of registrant as specified in charter)

Nevada	333-171784	68-0681158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Allen Center 1200 Smith Street, Suite 1600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 353-8834

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01        Entry Into a Material Definitive Agreement

On January 20, 2014, Genufood Energy Enzymes Corp. (the “Company”) entered into a Memorandum of Understanding (“MOU”) with Deep Waters Trust and Murray and Nancy Watkinson Family Trust of New Zealand.  The purpose of the MOU is outline the terms and conditions related to the creation of a New Zealand subsidiary of the Company that will set up a production facility and plant for the treatment, processing and bottling of packaged drinking water.  The MOU sets forth basic terms which will be formalized in a formal agreement that the parties have to enter into within 2 years.

Also on January 20, 2014, the Company’s wholly owned subsidiary Genufood Energy Enzymes (S) Pte Ltd (“GESPL”) entered into a Memorandum of Understanding (“GESPL MOU”) with Rajgharana Foods Pvt Limited and Raja Bhujia Bhandar Pvt Ltd of India (collectively “Raja”).  The purpose of the GESPL MOU is outline the terms and conditions related to an equity investment by GESPL into Raja for the purpose of setting up a new production facility for manufacturing various Indian snacks for sale.  The GESPL MOU sets forth basic terms which will be formalized in a formal agreement that the parties have to enter into within 2 years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENUFOOD ENERGY ENZYMES CORP.

Date: January 27, 2014	By:	/s/ Yi Lung Lin
Yi Lung Lin, President, C.E.O. & Director

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